Certain identified information in this Exhibit 10.1 (indicated by “[***]”) has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the Company treats as private or confidential.

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Second Amended and Restated Employment Agreement (the “Agreement”) is entered into as of March 14, 2024 by and between Martin Beck (the “Executive”) and UpHealth, Inc. (the “Company”); the Executive and the Company are collectively referred to as the “Parties”). This Agreement shall be effective as of October 5, 2023 (the “Effective Date”). As of the Effective Date, this Agreement amends and supersedes in its entirety the Amended and Restated Employment Agreement entered into by and between the Company and Executive on August 8, 2023 (the “Prior Agreement”).
RECITALS
WHEREAS, the Executive’s execution of this Agreement is a condition to providing Executive with the payments and benefits set forth in this Agreement, which Executive acknowledges and agrees are sufficient consideration for Executive’s obligations herein;
WHEREAS, commencing on the Effective Date, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company on the terms contained herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Employment
1.1Title. The Executive will continue to have the title of Chief Executive Officer (CEO) and Executive shall serve in such other capacity or capacities commensurate with his position as the Company’s Board of Directors (hereinafter referred to as the “Board”) may from time to time prescribe.
1.2Duties. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and shall have the authority and responsibilities which are generally associated with the position of CEO. Executive shall report to the Board.
1.3Policies and Practices. The employment relationship between the Parties shall be governed by this Agreement and the policies and practices established by the Company and its Board.
1.4Location. The Executive shall perform the services the Executive is required to perform pursuant to this Agreement at the Company’s offices in, or near, Delray Beach, Florida or in accordance with the Company’s policies for remote work. Notwithstanding anything to the contrary in this Section 1.4, the Executive agrees to abide by any policies with respect to remote working or in-office requirements that the Company may put in place in connection with or as a result of the COVID-19 pandemic.

1.5Travel. The Company may from time to time require the Executive to travel temporarily to other locations outside of Delray Beach, Florida in connection with the Company’s business.
2.Loyalty of Executive.
2.1    Loyalty. During the Executive’s employment with the Company, the Executive shall devote the Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement.
2.2     No Conflicting Employment. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Executive may engage in any civic and not-for-profit activities so long as such activities are disclosed to the Board and do not materially interfere with the performance of his duties hereunder or present a conflict of interest with the Company. The Executive also may serve on one or more for-profit boards of directors so long as such activities do not require more than 30 hours in aggregate per quarter of Executive’s time, are disclosed to the Board and do not, in the Board’s good faith reasonable judgment, materially interfere with the performance of Executive’s duties hereunder or present a conflict of interest with the Company. The Executive has disclosed his current service on boards of directors (attached hereto as Exhibit A) and the Company has agreed to permit his continued service on such boards.
2.3    Agreement not to Participate in Company’s Competitors. During the term of this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive may invest and/or maintain investments in any public or private entity up to an amount of 2% of an entity’s fully diluted shares and on a passive basis.
2.4    Litigation Cooperation Requirement. During and after Executive’s employment, Executive shall cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or any of its subsidiaries or affiliates which relate to events or occurrences that transpired while Executive was employed by the Company; (ii) the investigation, whether internal or external, of any matters about which the Company believes Executive may have knowledge or information; and (iii) any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to provide truthful testimony on behalf of the Company at mutually convenient times (the “Litigation Cooperation Requirement”). The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to the Litigation Cooperation Requirement. In the event that Executive is requested to provide such cooperation services following the Executive’s last day of employment by the Company, the

Company shall (i) pay the Executive for Executive’s time (other than time in which Executive is testifying under oath and for which no payment will be due) at the rate of $200.00 per hour, and (ii) be reasonably accommodating with respect to Executive’s work schedule and responsibilities for any subsequent employer.
3.Compensation to Executive.
3.1    Base Salary. The Company shall pay the Executive a base salary at the annualized rate of $425,000 per year, commencing January 1, 2024, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “Base Salary”). Such Base Salary shall be paid in accordance with the Company’s standard payroll practice. Executive’s Base Salary will be reviewed annually, and the Executive shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the Base Salary for purposes of this Agreement. Any material reduction in the Base Salary of the Executive, without his written consent, may be deemed grounds for resignation for Good Reason as set forth in and subject to Section 4.5.3 of this Agreement. The Company shall pay or reimburse the Executive for reasonable expenses incurred or paid by the Executive in the performance of his duties hereunder in accordance with the generally applicable policies and procedures of the Company, as in effect from time to time.
3.2     Discretionary Bonus. Provided the Executive meets the conditions stated in this Section 3.2, the Executive shall continue to be eligible for an annual discretionary bonus (hereinafter referred to as the “Bonus”) with a target amount of one hundred percent (100%) of Executive’s Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones will be based on certain factors including, but not limited to, the Executive’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. For calendar year 2023, the target amount of the Bonus shall be $ 330,136.99. The Executive’s Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. The Executive must be employed on the date the Bonus is paid to be eligible for the Bonus, subject to the termination provisions herein. The Bonus shall be paid during the calendar year following the performance calendar year. The Bonus for 2023 calendar year shall be paid during the 2024 calendar year at the same time that the Company pays 2023 annual performance bonuses to other Company employees.. Furthermore, the Executive may be awarded an additional bonus for performance determined solely by the Board in its discretion and any such determination will be final and binding.
3.3     Equity Awards.
3.3.1     Prior Equity Awards. The Executive acknowledges and agrees that on October 20, 2021, the Executive was granted awards of restricted stock units under the Company’s 2021 Equity Incentive Plan.

3.3.2     New Option Grant. The Executive has been granted an option to acquire 1,300,000 shares of Company common stock with an exercise price equal to $0.385 per share (“the “Option”). The Option will be an “incentive stock option” to the maximum extent permitted by the Internal Revenue Code limits. The Option will be subject to the terms of the Company’s 2021 Equity Incentive Plan and its applicable form of option grant notice and agreement (the “Option Agreement”). The Option Agreement will provide that the Option may only be exercised for vested shares. The Option will be vested with respect to 650,000 shares on the grant date, with the remaining 650,000 shares subject to the Option vesting in twelve (12) equal quarterly installments over the three-year period commencing on March 31, 2024, subject to Executive’s continued services with the Company through the applicable vesting dates. Any then unvested and outstanding portion of the Option will accelerate vesting in full if Executive remains employed with the Company through the earlier of: (i) a Change in Control which is not related to the closing of the transactions contemplated by the Membership Interest Purchase Agreement entered by and between the Company, Cloudbreak Health, LLC and GTCR on November 16, 2023 (the closing of such transactions constituting a “Sale of Cloudbreak”), or (ii) the Company’s stock being listed on a national exchange and with a volume weighted average trading price of at least $1.00 over a consecutive 90 calendar day period.
3.3.3    Additional Equity Grants. The Executive will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.
3.4     Prior Earned Retention Bonus. The Executive was eligible to earn a one-time bonus payment of $400,000 less all applicable withholdings (the “Prior Retention Bonus”), which was paid to the Executive as an unearned advance in August 2023. That Prior Retention Bonus was deemed earned as of October 5, 2023.
3.5 Supplemental Retention Bonus. The Executive will be eligible to earn and receive a one-time retention bonus payment of $187,000, less all applicable withholdings (the “Supplemental Retention Bonus”) subject to the Executive’s continued employment through June 1, 2024 (the “Supplemental Retention Bonus Date”). If earned, the Supplemental Retention Bonus shall be paid in the next payroll period following the Supplemental Retention Bonus Date. Additionally, in the event the Executive’s employment ends due to a Qualified Termination (as herein defined) prior to the Supplemental Retention Bonus Date, then, provided the Executive satisfies the conditions of a Release as set forth in Section 4.4.2.1, the Executive shall be entitled to receive the Supplemental Retention Bonus in the next payroll period following the Release Effective Date (as herein defined). For purposes of the Supplemental Retention Bonus, a “Qualified Termination” is an involuntary termination that is initiated by the Company without Cause (as herein defined) and that is not due to the Executive’s death or Complete Disability (as herein defined).
3.6    Deal-Based Bonus. The Executive will be eligible to earn and receive a one-time deal-based bonus payment of $300,000, less all applicable withholdings, contingent upon the Sale of Cloudbreak, subject to Executive’s continued employment with the Company through the Sale of Cloudbreak (the “Sale Bonus”). If earned, the Sale Bonus shall be paid in the next payroll period following the date on which the Sale of Cloudbreak occurs. Additionally, in the event the Executive is terminated without Cause and other than due to the Executive’s death or Complete Disability prior to a Sale of Cloudbreak and the Sale of Cloudbreak later occurs, then, provided the Executive satisfies the conditions of a Release as set forth in Section 4.4.2.1, the Executive shall also be entitled to receive the Sale Bonus in the next payroll period following the date on which the Sale of Cloudbreak occurs.
3.7    Revenue Performance Bonuses. The Executive will be eligible to earn performance bonuses in the aggregate target amount of $1,000,000 based on the Company’s performance during the 2023, 2024 and 2025 fiscal years (together, such fiscal years are the “Performance Period”). Executive is eligible to earn a performance bonus with respect to each fiscal year in the Performance Period (each a “Revenue Bonus”). Executive’s target Revenue Bonus amount applicable to each fiscal year within the Performance Period is $333,333.33. The amount of Revenue Bonus eligible to be earned by Executive for each fiscal year during the Performance Period will be determined based on the applicable level of revenue received by the Company during such fiscal year. The applicable percentage of the Executive’s Revenue Bonus that is eligible to be earned for each fiscal year within the Performance Period will be determined by reference to the Company’s level of revenue received for the applicable fiscal year as measured against the target revenue performance levels for such fiscal year as indicated in the chart below (the “Revenue Goals”), with linear interpolation between the designated performance levels:
[***]

The threshold and stretch Revenue Goals for each fiscal year within the Performance Period are independent for each fiscal year (i.e., if 85% of the target Revenue Goal for a fiscal year is attained for such fiscal year and 110% of the target Revenue Goal for a fiscal year is attained for such fiscal year, with respect to those fiscal years the Revenue Bonus amounts eligible to be earned are $283,333.33 and $366,666.66, respectively. If the Company does not meet the threshold goal of 85% of target Revenue Goal for the applicable fiscal year, the Executive is not eligible to earn or receive any Revenue Bonus with respect to such fiscal year. If the Company exceeds 125% of the target Revenue Goal for the applicable fiscal year, the Revenue Bonus the Executive is eligible to earn and receive for such fiscal year is 125% of the target Revenue Bonus amount for such fiscal year ($416,666.66). Whether and to what extent the applicable Revenue Goal for fiscal year 2023 was attained will be determined by the Board in a manner such that the calculation of revenue for 2023 includes all revenue of the Company’s U.S. based operations including those of UpHealth Holdings, Inc. and its subsidiaries and affiliates, regardless of whether or not those entities have been deconsolidated and their revenues are not included in the Company’s reported financial states. Beginning in fiscal year 2024, whether and to what extent the applicable Revenue Goal for a fiscal year is attained for such fiscal year will be determined by the Board in a manner consistent with the amounts reported in the Company’s annual audited financial statements, and its determination will be final and binding on the Executive.
Except as set forth herein, in all cases, Executive’s eligibility to earn a Revenue Bonus for a fiscal year is subject to the Executive’s continued employment with the Company through the applicable date of payment of such

Revenue Bonus. If a Revenue Bonus is eligible to be earned by Executive for a fiscal year based on performance for such fiscal year, the applicable Revenue Bonus for such fiscal year will be paid to Executive in the calendar year immediately following the fiscal year with respect to which the Revenue Goals was attained. For the Revenue Bonus eligible to be earned based on performance for the 2023 fiscal year, Executive must also remain employed through the applicable date of filing of the Company’s 10-K for the 2023 fiscal year in order for Executive to be eligible to earn a Revenue Bonus in respect of the 2023 fiscal year; provided however, if the Company terminates Executive’s employment without Cause prior to the date of filing of the Company’s 10-K for the 2023 fiscal year, Executive shall be deemed to have earned the applicable amount of Revenue Bonus solely for the 2023 fiscal year, based on Company performance for the 2023 fiscal year, and Executive shall not be eligible to earn any Revenue Bonus in respect of the 2024 or 2025 fiscal years. If earned such Revenue Bonus for 2023 will be paid in the first payroll period following the actual 10-K filing date. Any Revenue Bonus earned with respect to Company performance for the 2024 and 2025 fiscal years will be paid no later than March 15 of the calendar year immediately following the fiscal year with respect to which the Revenue Goal was attained.
    In the event there is a Change in Control (as defined in Section 4.5.5) which occurs prior to the end of the Performance Period, and subject to Executive’s continued employment with the Company through the date of such Change in Control, the Revenue Goals for the remainder of the Performance Period (commencing with the fiscal year in which the Change in Control occurs) will be deemed to have been attained at the target level upon such Change in Control so that Executive will instead be entitled to receive the target amount of Revenue Bonus for the remainder of the Performance Period, which will be paid in cash to Executive no later than fifteen (15) days following such Change in Control. For example, if a Change in Control transaction occurs on June 1, 2024 and Executive remains employed by the Company on such date, then Executive will receive a total Revenue Bonus equal to $666,666.66 for the 2024 and 2025 fiscal years ($333,333.33 for 2024 and $333,333.33 for 2025) and regardless of the Company’s actual level of attainment of the Revenue Goals for the 2024 and 2025 fiscal years.
Except for payment of the Revenue Bonus that is triggered in connection with a Change in Control transaction in which case the form of payment shall always be in cash, the Company may, in its sole discretion, settle its obligation to pay the Revenue Bonus in cash or in vested shares of the Company’s common stock with a Fair Market Value (as herein defined) equal to the amount of the cash payment. For the purposes of this Section 3.7, the Fair Market Value of the Company’s shares will be determined in the same manner that the Company calculates such fair market value for tax administration and withholding purposes.
3.8    Taxes. All amounts paid under this Agreement to the Executive by the Company will be paid less applicable tax withholdings and any other withholdings required by law or authorized by the Executive.
3.9    Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited Paid Time Off subject to the terms and conditions of the

Company’s PTO Policy. Executive acknowledges that the benefits offered by the Company may change from time to time. During the term of Executive’s employment, the Company will continue to sponsor and provide to Executive group and supplemental health and benefit plans that provide not substantially less than the same coverage and benefit levels as are in effect on the date of this Agreement (“Comparable Plan”).
3.10    Legal Fees. The Company shall reimburse Executive in accordance with the Company’s expense reimbursement policies for Executive’s legal fees reasonably incurred in connection with the negotiation and execution of this Agreement. To be eligible for reimbursement, within sixty (60) days following the Effective Date the Executive must provide the Company with a copy of the invoice for legal fees for which Executive is requesting reimbursement.
3.11     Indemnification Agreement.
3.11.1 The Company and Executive have previously entered into the Indemnity Agreement, the terms of which shall continue to be applicable, and an executed copy of which is attached hereto as Exhibit B (the “Indemnity Agreement”).
3.11.2    To the extent the Indemnity Agreement is not applicable, the following provisions shall apply. The Company covenants and agrees to indemnify Executive, his heirs and representatives, and hold them harmless, to the fullest extent allowed by governing law, from and in connection with any loss, cost, damage, award, judgment, claim and/or expense, including without limiting the generality of the foregoing, attorneys’ fees and related expenses, in the event Executive is made or threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, administrative, investigative or otherwise or the provision of any cooperation or assistance hereunder including but not limited to the Litigation Cooperation Requirement (a “Proceeding”), by reason of his acceptance and/or performance of the employment contemplated herein, or that otherwise arises out of or relates to Executive’s service as an officer or employee of the Company or any affiliate of the Company. Executive shall have the right to engage, at the Company’s expense, independent counsel in connection with such a Proceeding. The Company agrees to pay all expenses incurred in connection with any such Proceeding (including but not limited to the fees and expenses associated with the engagement of Executive’s independent counsel) directly to the billing party, when and as incurred, and in advance of the final disposition of such Proceeding, so as to avoid Executive having to pay or advance such costs. The Company also agrees to pay all other costs associated with such a Proceeding, including any bond costs, liability award or judgment, together with any costs or accrued interest, directly so as to avoid Executive having to pay or advance such sums. Executive shall retain full control of his representation and the decisions affecting his interests in connection with such a Proceeding.
3.11.3    During Executive’s employment and thereafter, the Company shall provide Executive with coverage under a policy of directors’ and officers’ liability insurance that provides him with coverage on the same basis as is provided for the officers and directors of the Company.

4.Termination.
4.1     Employment is At-Will. The Executive’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including but not limited to the following conditions:
4.1.1    Termination for Death or Disability. The Executive’s employment with the Company shall terminate effective upon the date of the Executive’s death or “Complete Disability” (as defined in Section 4.5.2), provided, however, that this Section 4.1.1 shall in no way limit the Company’s obligations to provide such reasonable accommodations to the Executive as may be required by law.
4.1.2    Termination by the Company For Cause. The Company may terminate the Executive’s employment under this Agreement for “Cause” (as defined in Section 4.5.4) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date of the notice or such date as specified in the notice. The Executive shall have the right to appear before the Board before any termination for Cause becomes effective and binding upon the Executive.
4.1.3 Termination by the Company Without Cause. The Company may terminate the Executive’s employment under this Agreement at any time and for any reason or no reason subject to the requirements set out in Section 4.4 of this Agreement. Such termination shall be effective on the date the Executive is so informed or as otherwise specified by the Company, pursuant to notice requirements set forth in Section 6 of this Agreement.
4.2     Termination By The Executive. The Executive may terminate his employment with the Company at any time and for any reason or no reason, including, but not limited, to the following conditions:
4.2.1     Good Reason. The Executive may terminate his employment under this Agreement for “Good Reason” (as defined below in Section 4.5.3) by delivery of written notice to the Company specifying the Good Reason relied upon by the Executive for such termination in accordance with the requirements of such section.
4.2.2    Without Good Reason. The Executive may terminate the Executive’s employment hereunder for other than Good Reason upon sixty (60) days’ written notice to the Company. Notwithstanding the foregoing, in the event that the Executive gives written notice of termination to the Company, the Company may unilaterally accelerate the date of termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement; provided however, that Executive shall be entitled to all salary, benefits, payments and continued vesting as if Executive had been permitted to remain employed through the notice period.
4.2.3    Due to a Qualifying Resignation. The Executive may terminate his employment under this Agreement for a “Qualifying Resignation” as defined in and pursuant to the terms of Section 4.5.6.

4.2.4     Within thirty (30) days following a Change in Control. The Executive may terminate his employment hereunder for any or no reason with written notice to the Company at any time within thirty (30) days following a Change in Control of the Company (as defined in Section 4.5.5).
4.3 Termination by Mutual Agreement of the Parties. The Executive’s employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such mutual agreement.
4.4 Compensation to Executive Upon Termination. In connection with any termination of the Executive’s employment for any reason, the Executive or the Executive’s estate, as applicable, shall be entitled to any amounts payable to the Executive or the Executive’s beneficiaries subject to and accordance with the terms of the Company’s employee welfare benefit plans or policies (including earned but unpaid Supplemental Retention Bonus and Sale Bonus amounts (if any), but excluding any severance pay).
4.4.1     With Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause, or if the Executive terminates employment hereunder without Good Reason, or for any other reason other than those specifically outlined herein, the Company shall pay the Executive’s Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “Accrued Amounts”), less standard deductions and withholdings.
4.4.2    Without Cause or For Good Reason or due to a Qualifying Resignation.
4.4.2.1 Not in Connection with a Change in Control. If the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason or due to a Qualifying Resignation, and Section 4.4.2.2 below does not apply, the Company shall pay the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than fifteen (15) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company an executed waiver and release of claims (in substantially the form of release attached hereto as Exhibit C) (the “Release”) within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms (the “Release Effective Date”), and subject to Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A), and subject to the Executive continuing to satisfy the Litigation Cooperation Requirement, the Executive shall be paid or entitled to receive, as applicable, the following:
(a)the equivalent of one and a half (1.5) times the Executive’s annual Base Salary in effect at the time of termination less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date subject to any delay in payment required by Section 4.6;
(b)any Accrued and Unpaid Bonus for the prior year, if applicable, to be paid in a lump sum on the first regular payroll date following the Release Effective Date subject to any delay in payment required by Section 4.6;
(c)the Executive shall also receive a pro-rated portion of his target Bonus amount for the year of termination, as applicable, if any such Initial Bonus or Bonus has been determined by the Board or the Compensation Committee to have been achieved, based on the actually achieved level of performance, in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings. If earned, the Pro-Rata Bonus which will be paid to Executive during the calendar year immediately following the year of termination less standard deductions and withholdings in a single a lump sum and within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6;
(d)in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, following the date of termination up until the earlier of either (i) the end of eighteen (18) months following his termination date or, (ii) the date on which the Executive begins full-time employment with another company or business entity which offers comparable health insurance coverage to the Executive (such period, the “COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive a taxable cash amount, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the COBRA Payment Period. Additionally, if the Company ceases to sponsor and/or provide a Comparable Plan during the COBRA Payment Period, then in lieu of or in addition to providing the COBRA premium benefits, the Company shall pay Executive a taxable cash payment in a single lump sum such amount so that Executive shall retain on a net after-tax withholding basis a sufficient amount for Executive to purchase a policy providing coverage and benefits substantially similar to ta Comparable Plan for Executive and his qualifying family members for the remainder of the COBRA Payment Period; and
(e)Executive may also be entitled to, subject to the terms and conditions of Sections 3.5 and/or 3.6, the Supplemental Retention Bonus and the Deal-Based Bonus.
4.4.2.2 In Connection With a Change in Control. If the Company (or its successor) terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason or due to a Qualifying Resignation within the period commencing three (3) months immediately prior to a Change in Control of the Company and ending twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.5 of this Agreement), or within thirty (30) days following a Change in Control of the Company (as defined in Section 4.5.5) the Executive terminates his employment for any or no reason, the Executive shall receive the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than fifteen (15) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company (or its successor) an executed Release within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms, and subject to Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A), and subject to the Executive continuing to satisfy the Litigation Cooperation Requirement, the Executive shall be entitled to:
(a)the equivalent of one and a half (1.5) times the Executive’s annual Base Salary in effect at the time of termination less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date subject to any delay in payment required by Section 4.6;
(b)an amount equal to one (1) times the target Bonus for the year of termination, or if none, one (1) times the last target Bonus in effect for Executive, less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date subject to any delay in payment required by Section 4.6;
(c)any Accrued and Unpaid Bonus for the prior year, if applicable, to be paid in a lump sum on the first regular payroll date following the Release Effective Date subject to any delay in payment required by Section 4.6;

(d)the Executive shall also receive a pro-rated portion of his target Bonus amount for the year of termination, as applicable, if any such Bonus has been determined by the Board or the Compensation Committee to have been achieved, based on the actually achieved level of performance, in the ordinary course on the Bonus Determination Date (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings. If earned, the Pro-Rata Bonus which will be paid to Executive during the calendar year immediately following the year of termination less standard deductions and withholdings in a single a lump sum and within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6;
(e)in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, for the COBRA Payment Period. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive the Health Care Benefit Payment, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage. The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the COBRA Payment Period. Additionally, if the Company ceases to sponsor and/or provide a Comparable Plan during the COBRA Payment Period, then in lieu of or in addition to providing the COBRA premium benefits, the Company shall pay Executive a taxable cash payment in a single lump sum such amount so that Executive shall retain on a net after-tax withholding basis a sufficient amount for Executive to purchase a policy providing coverage for Executive and his qualifying family members for the remainder of the COBRA Payment Period; and
(f)Executive may also be entitled to, subject to the terms and conditions of Sections 3.5 and/or 3.6, the Supplemental Retention Bonus and the Deal-Based Bonus.
4.4.2.3 No Duplication of Benefits; Interpretation. For the avoidance of doubt, in no event will Executive be entitled to benefits under Section 4.4.2.1 and Section 4.4.2.2. If Executive commences to receive benefits under Section 4.4.2.1 due to a qualifying termination prior to a Change in Control and thereafter becomes entitled to benefits under Section 4.4.2.2, any benefits provided to

Executive under Section 4.4.2.1 shall offset the benefits to be provided to Executive under Section 4.4.2.2 and shall be deemed to have been provided to Executive pursuant to Section 4.4.2.2. In all cases, any severance benefits provided for herein shall be calculated without giving effect to any reductions in compensation that would give rise to Executive’s right to resign for Good Reason. For all purposes of this Agreement, including Section 4.4.2.2 and Section 4.4.4.2, Executive’s termination of employment for any or no reason within thirty (30) days following a Change in Control of the Company does not mean or include any termination of Executive by the Company for Cause which occurs during such thirty (30) day period.
4.4.3     Due to Death or Disability. If the Executive’s employment is terminated due to Executive’s death or Complete Disability, the Company shall pay Executive or his estate the Accrued Amounts and any Accrued and Unpaid Bonus for the prior year, if applicable, subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination.
4.4.4     Equity Award Acceleration.
4.4.4.1 Not in Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason or due to a Qualifying Resignation and Section 4.4.4.2 below does not apply, or in the event of the Executive’s Complete Disability or death, the vesting of any equity awards granted to Executive that vest solely subject to Executive’s continued services to the Company (the “Time-Based Vesting Equity Awards”) shall be fully accelerated such that on the effective date of such termination one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards (“Performance Equity Awards”) will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.
4.4.4.2 In Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason or due to a Qualifying Resignation within the three (3) months immediately preceding or during the twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.5 of this Agreement), or within thirty (30) days following a Change in Control of the Company, the Executive terminates his employment for any or no reason, then (i) the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive, provided, however, that with respect to the Option granted pursuant to Section 3.3.2, in accordance with such Section 3.3.2, acceleration of the vesting shall only occur upon a Change in Control which is not related to the closing of the Sale of Cloudbreak, and (ii) the vesting of any Performance Equity Awards that were granted to Executive prior to the Effective Date will be accelerated at the target performance level.
4.4.4.3 Release and Waiver. Any equity vesting acceleration pursuant to this Section 4.4.4 shall be conditioned upon and subject to Executive’s satisfaction of each of following conditions: (i) delivery by the Executive (or in the case of Executive’s death, the executor of Executive’s estate, or in the case of Executive’s Complete Disability wherein Executive lacks the capacity to act on his own behalf, Executive’s legal representative) to the Company of a fully effective Release in accordance with the terms specified by Section 4.4.2.1 hereof, (ii) Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A), and (iii) Executive continuing to satisfy the Litigation Cooperation Requirement, and such vesting acceleration benefit shall be in addition to the benefits provided by Section 4.4.2 hereof.
4.5    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
4.5.1 “Accrued and Unpaid Bonus” shall mean the amount of bonus otherwise eligible to be earned pursuant to Section 3.2 of this Agreement as a discretionary bonus when the following conditions are met: (i) Executive provided services through the last day of the prior calendar year; (ii) the Company has determined the amount of discretionary bonuses to be paid for the prior calendar year based on the year end financials; and (iii) Executive’s employment is terminated for any reason other than for Cause after the amount has been determined but before the Company has paid the bonus. Notwithstanding anything contained herein to the contrary, Executive shall not be entitled to receive a Section 3.2 discretionary bonus amount as an Accrued and Unpaid Bonus in the event his employment is terminated for Cause.
4.5.2 “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred eighty (180) days during any twelve (12) month period that need not be consecutive.

4.5.3 “Good Reason” for the Executive to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events without the Executive’s consent: (i) the relocation of the Executive’s primary work location to a point more than fifty (50) miles from the Executive’s current work location set forth in Section 1.4; (ii) a reduction by the Company of the Executive’s base salary or annual target Bonus opportunity, without the written consent of the Executive, as initially set forth herein or as the same may be increased from time to time pursuant to this Agreement, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iii) a material breach by the Company of the terms of this Agreement. Provided, however that, such termination by the Executive shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from the Executive within sixty (60) days following the occurrence of the condition that he considers to constitute Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) the Executive terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.
4.5.4 “Cause” for the Company to terminate Executive’s employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) the Executive’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) the Executive’s conviction of a felony or the Executive’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company; (iii) the Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that the Executive owes an obligation of nondisclosure as a result of the Executive’s relationship with the Company; and (iv) the Executive’s willful and deliberate breach of this Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.
4.5.5 For purposes of this Agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; (iv) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of securities of the Company representing at least seventy-five percent (75%) of the combined voting power entitled to vote in the election of Directors; or (v) any other transaction that results in a Fundamental Change per the Company’s 2025 or 2026 Note or Supplemental Indenture Agreements; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. The Parties acknowledge and agree that the Sale of Cloudbreak constitutes a Change in Control within the meaning of this Section 4.5.5 and that all references to “Change of Control” in this Agreement expressly include the Sale of Cloudbreak unless the Sale of Cloudbreak is expressly excluded in that particular Section of the Agreement.
4.5.6 “Qualifying Resignation” means Executive’s resignation of employment which meets each of the following criteria: (i) Executive’s resignation is due to a material adverse change in the Executive’s title or a material reduction in the Executive’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction (each a “Resignation Condition”), and (ii) Executive’s resignation of employment occurs after the earlier of: (A) April 15, 2024, or (B) the applicable date of filing of the Company’s Form 10-K for the 2023 fiscal year (such applicable date, the “Retention Date”). Provided, however that, such resignation by the Executive shall only be deemed a Qualifying Resignation pursuant to the foregoing definition if (i) the Company is given written notice from the Executive within sixty (60) days following the later of (A) the Retention Date, or (B) the date of occurrence of the condition that he considers to constitute a Resignation Condition describing the Resignation Condition and the Company fails to satisfactorily remedy such Resignation Condition within thirty (30) days following such written notice, and (ii) the Executive terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the Resignation Condition but failed to do so.
4.6 Application of Internal Revenue Code Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A.

It is intended that each installment of the Severance Benefits payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). To the extent the Severance Benefits constitute “deferred compensation” under Section 409A and Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service, or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.
Notwithstanding anything to the contrary set forth herein, Executive shall receive the Severance Benefits described above, if and only if Executive duly executes and returns to the Company within the applicable time period set forth therein, but in no event more than forty-five days following Separation From Service, a Release and permits the release of claims contained therein to become effective in accordance with its terms (such latest permitted date, the “Release Deadline”). To the extent the severance benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which Executive separates from service, the Release will not be deemed effective any earlier than the Release Deadline. Notwithstanding any other payment schedule set forth in this Agreement, none of the Severance Benefits will be paid or otherwise delivered prior to the effective date (or deemed effective date) of the Release. Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Release, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the Severance Benefits being paid as originally scheduled.
The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.
4.7 Application of Internal Revenue Code Section 280G. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.
In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, Executive will have no obligation to return any portion of the Payment pursuant to the preceding sentence.
Unless Executive and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.
4.8     Proprietary Information and Inventions Agreement. The Executive shall continue to comply with the terms of the Company’s Proprietary Information and Inventions Agreement the terms of which shall continue to govern the terms of Executive’s employment, and an executed copy of which is attached as Exhibit A.
4.9 No Mitigation or Offset. The Executive shall not be required to seek or accept other employment, or otherwise to mitigate damages, as a condition to receipt of the Severance Benefits, and the Severance Benefits shall not be offset by any amounts received by the Executive from any other source, except to the extent that the Executive’s rights to the benefits described in Sections 4.4.2.1 or 4.4.2.2, as applicable, are terminated by reason of the Executive obtaining full-time employment with another company or business entity which offers comparable health insurance coverage.
5.Assignment and Binding Effect. This Agreement shall be binding upon the Executive and the Company and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive’s duties under this

Agreement, neither this Agreement nor obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives, provided that this Agreement may only be assigned to an acquirer of all or substantially all of the Company’s assets. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at anytime, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.
6.Notice. For the purposes of this Agreement, notices, demands, and all other forms of communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by registered mail, return receipt requested, postage prepaid, or by confirmed facsimile, addressed as set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt, as follows:

If to the Company: UpHealth, Inc. 14000 S. Military Trail, Suite 203 Delray Beach, Florida 33484 Attention: Chairman of the Board
If to the Executive: Martin Beck [***]

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or five (5) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving written notice to the other Party in the manner specified in this section.
7.Choice of Law; Consent to Jurisdiction. This Agreement shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles of such state. The parties irrevocably consent and submit to the jurisdiction of any local, state or federal court within Palm Beach County and in the State of Florida for the enforcement of this Agreement. The parties irrevocably waive any objection she may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.
8.Integration. This Agreement, including Exhibit A, Exhibit B, the 2021 Equity Incentive Plan and the Equity Plan Documents, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of Executive’s employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties, including but not limited to the Prior Agreement.
9.Amendment. This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.
10.Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.
11.Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid, unenforceable, or illegal term or provision.
12.Interpretation. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.
13.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

Dated: March 14, 2024	UPHEALTH, INC. By: /s/ Dr. Avi Katz Name: Dr. Avi Katz Title: Chairman of the Board
Dated: March 14, 2024	/s/ Martin Beck Martin Beck

Exhibit A
EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
This Agreement sets forth in writing certain understandings and procedures applicable to my employment with UpHealth, Inc. (the “Company”) and these understandings and procedures apply from the date of my initial employment with Company (my “Employment Date”) even if this Agreement is signed by me and Company after the Employment Date.
1.    Duties. In return for the compensation and benefits now and hereafter paid or provided to me, I hereby agree to perform those duties for Company as Company may designate from time to time. During my employment with Company, I further agree that I will (i) devote my best efforts to the interests of Company, and (ii) not engage in other employment or in any conduct that could either be in direct conflict with Company’s interests or that could cause a material and substantial disruption to Company and (iii) otherwise abide by all of Company’s policies and procedures as they may be established and updated from time to time. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software or related technical documentation that the Company issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company computer or other device, whether or not the computer or device is assigned to me.
2.    “Proprietary Information” Definition. “Proprietary Information” means (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Section 5 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers, employee information (such as compensation data and performance reviews) and any other nonpublic information that has commercial value and (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.
3.    Ownership and Nondisclosure of Proprietary Information. All Proprietary Information and all worldwide patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable. Subject to Section 12 (Defend Trade Secrets Act), I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as necessary to perform my duties as an employee of Company. Nothing in this Agreement will limit my ability to provide truthful information to any government agency regarding potentially unlawful conduct. If I have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will ask my manager at Company.
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4.    “Innovations” Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.
5.    Disclosure and License of Prior Innovations. I have listed on Exhibit A (Prior Innovations) attached hereto all Innovations relating in any way to Company’s business or demonstrably anticipated research and development or business (the “Company-Related Innovations”), that were conceived, reduced to practice, created, derived, developed, or made (collectively, “Created”) by me alone or jointly with others prior to my Employment Date and to which I retain any ownership rights or interest (these Company-Related Innovations collectively referred to as the “Prior Innovations”). I represent that I have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit A (Prior Innovations). If nothing is listed on Exhibit A (Prior Innovations), I represent that there are no Prior Innovations as of my Employment Date. I hereby grant to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Innovations (including without limitation any Company-Related Innovations) owned by me or in which I have any other right or interest that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment with Company or with the use of any Company resources, facilities, equipment, or information (including without limitation
Company Confidential Information) (the “Company Innovations”). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Innovations that I own or in which I have any other right or interest in any Company Innovations without Company’s prior written consent.
6.    Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do and will irrevocably assign to Company or Company’s designee all my right, title, and interest in and to any and all Company Innovations, which assignment operates automatically upon the earliest of the Creation of the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company (including non-assignable moral rights), I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.
7.    Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during my employment with Company and for three (3) months thereafter, whether or not I believe the Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations are or should be considered Company Innovations. Company will receive that information in confidence.
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8.    Notice of Nonassignable Innovations to Employees in California and other states. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code. as well as the other states identified in Exhibit B. I have reviewed the notification in Exhibit B (Limited Exclusion Notification) and agree that my signature on this Agreement acknowledges receipt of the notification.
9.    Cooperation in Perfecting Rights to Company Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations and all intellectual property rights therein as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.
10.    Return of Materials. At any time upon Company’s request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants or similar items or devices that Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.
11.    No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.
12.    Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (X) file any document containing the trade secret under seal and (Y) do not disclose the trade secret, except pursuant to court order.
13.    Survival. This Agreement (a) shall survive my employment by Company; (b)    does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.
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14.    Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law, without the need to post a bond.
15.    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; ; (d) by email, effective (A) when the sender receives an automated message from the recipient confirming delivery or (B) one hour after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first, but if the delivery or receipt is on a day which is not a business day or is after 5:00 pm (addressee’s time) it is deemed to be received at 9:00 am on the following business day; or (e) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or other address as I may provide in writing. Notices to Company shall be sent to Company’s Human Resources Department or to another address as Company may specify in writing.
16.    Governing Law; Forum. The laws of the United States of America and the State of Florida govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Palm Beach County, Florida, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Palm Beach County, Florida, personal jurisdiction will be nonexclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. For the avoidance of doubt, the foregoing terms will control over any conflicting terms in my offer letter.
17.    Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.
18.    Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.
19.    Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of the Company, whether by merger, reorganization, sale of assets, operation of law or otherwise.
20.    Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by Company, represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

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I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

UPHEALTH By: /s/ Dr. Ramesh Balakrishnan Name: Dr. Ramesh Balakrishnan Title: Chief Executive Officer Dated: October 24, 2021	EMPLOYEE: By: /s/ Martin S. A. Beck Martin S. A. Beck Dated: October 24, 2021

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Exhibit A
PRIOR INNOVATIONS
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Exhibit B
If I am employed by the Company in the State of California, the following provision applies:
THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or
(2)    Result from any work performed by you for Company.
To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.
This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.
If I am employed by the Company in the State of Delaware, the following provision applies:
Delaware Code, Title 19, § 805. Employee’s right to certain inventions.
Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that: (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.
If I am employed by the Company in the State of Illinois, the following provision applies:
Illinois Compiled Statutes Chapter 765, Section 1060/2.
Sec. 2. Employee rights to inventions - conditions.
(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and
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unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.
(2)    An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.
(3)    If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.
If I am employed by the Company in the State of Kansas, the following provision applies:
Chapter 44.--LABOR AND INDUSTRIES
Article 1.--PROTECTION OF EMPLOYEES
44-130. Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure.
(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:
(1)    The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or
(2)    the invention results from any work performed by the employee for the employer.
(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.
(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:
(1)    The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or
(2)    the invention results from any work performed by the employee for the employer.
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(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.
If I am employed by the Company in the State of Minnesota, the following provision applies:
Minnesota Statute Section 181.78. Subdivision 1.
Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.
If I am employed by the Company in the State of New Jersey, the following provision applies:
New Jersey Statutes Section 34:1B-265.
1.a.(1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer.
If I am employed by the Company in the State of North Carolina, the following provision applies:
North Carolina General Statutes Section 66-57.1.
EMPLOYEE’S RIGHT TO CERTAIN INVENTIONS
Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.
If I am employed by the Company in the State of Utah, the following provision applies:
Utah Code, §§ 34-39-2 and 34-39-3
34-39-2. Definitions.
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As used in this chapter:
(1) “Employment invention” means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is:
(a) conceived, developed, reduced to practice, or created by the employee:
(i) within the scope of his employment;
(ii) on his employer’s time; or
(iii) with the aid, assistance, or use of any of his employer’s property, equipment, facilities, supplies, resources, or intellectual property;
(b) the result of any work, services, or duties performed by an employee for his employer;
(c) related to the industry or trade of the employer; or
(d) related to the current or demonstrably anticipated business, research, or development of the employer.
(2) “Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them.
34-39-3. Scope of act -- When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions -- Exceptions.
(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:
(a) created by the employee entirely on his own time; and
(b) not an employment invention.
(2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.
(3) Subsection (1) does not apply to:
(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or
(b) an agreement between an employee and his employer which is not an employment agreement.
(4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.
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(5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.
(6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.
(7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.
(8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.
If I am employed by the Company in the State of Washington, the following provision applies:
Washington Statute 49:44.140
(1)    A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.
(2)    An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.
(3)    If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.
If I am employed by the Company in the State of Wisconsin, the following provision applies:
In accordance with Wisconsin law, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in any invention I have developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secret information or Confidential Information. Provided, however, Company shall own inventions that either; (i) relate, at the time of the conception or reduction to practice, to Company’s activities or actual or demonstrably anticipated research or development; or (ii) result from any work I performed for Company. I will advise Company promptly in writing of any inventions I believe should be an exception to this Agreement.
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Exhibit B

Indemnification Agreement

INDEMNITY AGREEMENT
THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of June 15, 2021, by and between UpHealth, Inc., a Delaware corporation (the “Company”), and Martin S. A. Beck (“Indemnitee”).
RECITALS
WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Second Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;
WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;
WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
WHEREAS, Indemnitee may not be willing to serve as an officer, director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
TERMS AND CONDITIONS
1.SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders his or her resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
2.DEFINITIONS. As used in this Agreement:
(a)References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, advisor, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.
(b)The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.
(c)A “Change in Control” shall be deemed to occur upon the earliest to occur, after the date of this Agreement, of the following events:
(i)Acquisition of Stock by Third Party. The date on which any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;
(ii)Change in Board of Directors. The date on which the individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;
(iii)Corporate Transactions. The effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination, involving the Company and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;
(iv)Liquidation. The date of the receipt by the Company of the requisite approval by its stockholders, under the Charter and the Bylaws, of (A) a complete liquidation of the Company, or (B) an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or
(v)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
(d)“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.
(e)“Delaware Court” shall mean the Court of Chancery of the State of Delaware.
(f)“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.
(g)“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.
(h)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(i)“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below). Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(j)References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(k)“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(l)The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(m)The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or her, or of any action (or failure to act) on his or her part while acting as a director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.
(n)The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.
3.INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
4.INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.
5.INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
6.INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, he or she shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or her, or on his or her behalf in connection therewith.
7.ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS. Notwithstanding any limitation in Sections 3, 4, or 5, except for Section 27, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
8.CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.
(a)To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(c)The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.
9.EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:
(a)for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;
(b)for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or
(c)except as otherwise provided in Sections 14(f)-(g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.
10.ADVANCES OF EXPENSES; DEFENSE OF CLAIM.
(a)Notwithstanding any provision of this Agreement to the contrary except for Section 27, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Charter, the Bylaws of the Company, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)The Company will be entitled to participate in the Proceeding at its own expense.
(c)The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.
11.PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.
(a)Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.
(b)Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.
12.PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.
(a)A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) if no Change in Control has occurred, (x) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (y) by a committee of Disinterested Directors, even though less than a quorum of the Board, or (z) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (ii) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.
(b)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
13.PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
(a)In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e)The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
14.REMEDIES OF INDEMNITEE.
(a)In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.
(c)In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(d)If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(e)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(f)The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter, or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).
(g)Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.
15.SECURITY. Notwithstanding anything herein to the contrary, except for Section 27, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.
(a)The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)The DGCL, the Charter and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her, or incurred by or on behalf of him or her, or in such capacity as a director, officer, employee or agent of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.
(c)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(d)In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director,

officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.
17.DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his or her Corporate Status, whether or not he or she is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.
18.SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
19.ENFORCEMENT AND BINDING EFFECT.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.
(b)Without limiting any of the rights of Indemnitee under the Charter or Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e)The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction, the Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.
20.MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
21.NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:
(a)If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.
(b)If to the Company, to:
UpHealth, Inc.
14000 S. Military Trail., Suite 203
Delray Beach, FL 33484
Attn: Chief Legal Officer
With a copy, which shall not constitute notice, to
DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105

Attention: Jeffrey Selman; Renee Delphin-Rodriguez
Email: jeffrey.selman@dlapiper.com
or to any other address as may have been furnished to Indemnitee in writing by the Company.
22.APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
23.IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
24.MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25.PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
26.ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.
27.WAIVER OF CLAIMS TO TRUST ACCOUNT. Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever.
28.MAINTENANCE OF INSURANCE. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.
[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be signed as of the day and year first above written.

THE COMPANY:

UPHEALTH, INC.
/s/ Dr. Avi Katz

Dr. Avi Katz Chairman of the Board of Directors

INDEMNITEE:
/s/ Martin S. A. Beck

Martin S. A. Beck

Address:
[***]

Exhibit C

Form of Release Agreement
RELEASE OF CLAIMS
This Release of Claims (the “Release”) is entered into by and between [ ] (the
“Executive”) and UpHealth, Inc. (the “Company”) in connection with the “Employment Agreement” between the Executive and the Company dated [date], to which this Release is attached. This is the “Release” referenced in the Employment Agreement. Terms with initial capitalization that are not otherwise defined in this Release have the meanings set forth in the Employment Agreement. The consideration for the Executive’s agreement to this Release consists of the severance compensation provided under, and subject to, the Employment Agreement’s terms and conditions.

1. Tender of Release. This Release is automatically tendered to the Executive upon the date of the termination of the Executive’s employment, if the Executive is eligible for severance benefits in connection with such termination under Section 4 of the Employment Agreement. In particular, provided the Executive complies with all obligations set forth in the Employment Agreement and pursuant to this Release, the Executive shall receive:

a. [Consideration]1

2.Executive’s Release of Claims. In exchange for and in consideration of the severance benefits provided in Section 4 of the Employment Agreement, and subject to the terms and conditions of such Section 4 in all respects, the Executive voluntarily releases and forever discharges the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former members, managers, partners, directors, officers, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (collectively, “Claims”) that, as of the date when the Executive signs this Release, the Executive has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. This general release of Claims includes, without implication of limitation, the release of all Claims:
a.    relating to the Executive’s employment by and termination from employment with the Company or any related entity;
b.    of wrongful discharge or violation of public policy;
c.    of breach of contract;
d.    of discrimination or retaliation under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, Claims of disability discrimination or retaliation under the Americans with Disabilities Act, and Claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964;
______________________
1To be completed, as appropriate based on the nature of the separation from employment.

e.    the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Workers’ Compensation Retaliation provision, the Florida Minimum Wage Act, Article X, Section 24 of the Florida Constitution, and the Florida Fair Housing Act;
f.    under any other federal or state statute or constitution or local ordinance;
g.    of defamation or other torts; and
h.    for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

This release shall not, however, affect the Executive’s rights (i) under this Release; (ii) to the Accrued Benefit; (iii) to contractual indemnification under any written indemnification agreement with the Company; or (iv) to any claim that cannot be waived under applicable law.2

The Executive agrees not to accept damages of any nature, other equitable or legal remedies for the Executive’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Release. As a material inducement to the Company to enter into this Release, the Executive represents that the Executive has not assigned any Claim to any third party. The Executive acknowledges and represents that, other than the consideration set forth in this agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to the Executive. The Executive acknowledges and agrees that the Executive is not entitled to any wages, salary, commissions, vacation, equity, bonuses, or any other compensation or benefits from the Company or any of its affiliates, except as is expressly set forth herein.

3. Acknowledgment of Waiver of Claims under ADEA. The Executive understands and acknowledges that the Executive is waiving and releasing any rights the Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. The Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. The Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Executive was already entitled. The Executive further understands and acknowledges that the Executive has been advised by this writing that: (a) the Executive should consult with an attorney prior to executing this Release; (b) the Executive has twenty-one (21) days within which to consider this Release;[3] (c) the Executive has seven (7) days following the Executive’s execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event the Executive signs this Release and returns it to the Company in less than the 21-day period identified above, the Executive hereby acknowledges that the Executive has freely and voluntarily chosen to waive the time period allotted for considering this Release. The Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Release on the Company’s behalf that is received prior to the eighth day after the Executive signs this Release. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
_____________________________
2 The Company reserves the right to update this release language to account for changes in applicable law.
3 The consideration period shall be increased to 45 days in the event of a group termination under the Older Workers’ Benefits Protection Act.

4.    Unknown Claims. The Executive acknowledges that they have been advised to consult with legal counsel and that they are familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in their favor at the time of executing the release, which, if known by them, must have materially affected their settlement with the releasee. The Executive, being aware of said principle, agrees to expressly waive any rights they may have to that effect, as well as under any other statute or common law principles of similar effect.

5.    No Pending or Future Lawsuits. The Executive represents that the Executive has no lawsuits, claims, or actions pending in the Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Executive also represents that the Executive does not intend to bring any claims on the Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

6.    Ongoing Obligations of the Executive. The Executive’s confidentiality, nondisclosure and nonsolicitation obligations to the Company and/or any affiliate of the Company, including without limitation pursuant to the Proprietary Information and Inventions Agreement dated [date] (the “Confidentiality Agreement”), are hereby reaffirmed and incorporated herein by reference (collectively, the “Ongoing Obligations”).

7.    Confidentiality of Release. The Executive agrees, to the fullest extent permitted by law, to keep all Release-Related Information completely confidential. “Release-Related Information” means the negotiations leading to this Release and the terms of this Release. Notwithstanding the foregoing, the Executive may disclose Release-Related Information to the Executive’s spouse, the Executive’s attorney and the Executive’s financial advisors, and to them only provided that they first agree for the benefit of the Company to keep Release-Related Information confidential. Nothing in this section shall be construed to prevent the Executive from disclosing Release-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that the Executive provides the Company with advance written notice and a reasonable opportunity to contest such subpoena or court order.

8.    No Cooperation. The Executive agrees that the Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. The Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, the Executive shall state no more than that the Executive cannot provide counsel or assistance.

9.    Nondisparagement. The Executive agrees not to make any disparaging, critical or otherwise detrimental statements to any person or entity concerning any Releasee or the products or services of any Releasee. Notwithstanding the foregoing, nothing in this Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. The Executive shall not use any Company information that is confidential either under applicable law or the Confidentiality Agreement to which the Executive had access during the scope of the Executive’s employment with the Company in order to communicate with or solicit any of the Company’s current or prospective clients. This nondisparagement obligation shall not in any way affect the Executive’s obligation to testify truthfully in any legal proceeding.

10.    Protected Disclosures. Nothing contained in this Release limits the Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Release limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Release apply to truthful testimony in litigation. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

11.    Concerted Activity. Nothing in this Agreement, including but not limited to its non-disparagement and confidentiality provisions, is intended to preclude or dissuade the Executive from engaging in activities protected by state or federal law (including under Section 7 of the National Labor Relations Act, if applicable), such as discussing wages, benefits, or other terms and conditions of employment or raising complaints about working conditions for the purpose of mutual aid or protection. The Company will not construe this Agreement in a way that limits such rights.

12.     No Admission of Liability. The Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by the Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.

13.    Defend Trade Secrets Act of 2016. The Executive understands that pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

14.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Executive or made on the Executive’s behalf under the terms of this Agreement. The Executive agrees and understands that the Executive is responsible for payment, if any, of the employee portion of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. The Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the

Company for any amounts claimed due on account of (a) the Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

15. Other Terms.

(a)Review of Release. The Executive acknowledges that the Executive has carefully read and fully understands all of the provisions of this Release and that the Executive is voluntarily entering into this Release.

(b)Termination and Return of Payments. If the Executive breaches any of the Executive’s obligations under this Release, in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate and/or enforce the return of its non-wage payments to the Executive or for the Executive’s benefit under this Release. The termination and/or return of such payments in the event of the Executive’s breach will not affect the Executive’s continuing obligations under this Release.

(c)Binding Nature of Release. This Release shall be binding upon the Executive and upon the Executive’s heirs, administrators, representatives and executors.

(d)Modification of Release; Waiver; Absence of Reliance. This Release may be amended only upon a written agreement executed by the Executive and the Chief Executive Officer (if such CEO is not the Executive) or Chairperson of the Board of the Company. No waiver of any provision of this Release shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Release, or the waiver by a party of any breach of this Release, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. The Executive acknowledges that the Executive is not relying on any promises or representations by the Company, any affiliate of the Company or any agent, representative or attorney of the Company or any Company affiliate.

(e)Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either party brings an action to enforce or effect its rights under this Release, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

(f)Enforceability; Taxes. If any portion or provision of this Release (including, without limitation, any portion or provision of any section of this Release) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Release, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Release shall be valid and enforceable to the fullest extent permitted by law. All compensation and benefits provided or referred to hereunder shall be subject to taxes as required by applicable law.

(g)Governing Law. This Release shall be governed by the laws of the State of Florida, without regard for choice-of-law provisions. The Executive consents to personal and exclusive jurisdiction and venue in the State of California.

(h)Effective Date. The Executive understands that this Release shall be null and void if not executed by the Executive within twenty-one (21) days. In the event that the Executive signs this Release within twenty-one days, then the Company has seven days after such date to countersign the Release and return a fully-executed version to the Executive. This Release will become effective on the eighth (8th) day after the Executive signs this Release, so long as it has been signed by the Company and has not been revoked by either Party before that date (the “Effective Date”).

(i)Entire Agreement. This Release constitutes the entire agreement between the Executive and the Company and/or any affiliate of the Company and supersedes any previous agreements or understandings between the Executive and the Company and/or any affiliate of the Company, except the Ongoing Obligations, which shall remain in full effect.

[Signature page to follow]

Accepted and agreed:

UPHEALTH, INC.

By: _______________________________

Its: _______________________________

_____________________________________
Date

Accepted and Agreed:

_____________________________________
[NAME OF EXECUTIVE]

_____________________________________
Date

Signature Page to Release Agreement